United States Securities and Exchange Commission
Washington, DC 20549

Re:  BMC Fund, Inc., File Number 811-3150


Ladies and Gentlemen:

Pursuant to General Instruction 7 to Form 3
(Initial Statement of Beneficial Ownership),
Form 4 (Statement of Changes in Beneficial Ownership), and Form 5 (Annual Statement of Changes in Beneficial
Ownership) promulgated by the Securities and Exchange
Commission pursuant to Section 16 of the Securities
Exchange Act of 1934, the undersigned director, officer, and/or shareholder of BMC Fund, Inc. (the "Company") hereby authorizes and designates Paul H. Broyhill, President of the Company, M. Hunt Broyhill, Vice
President of the Company, and Carol Frye, Secretary and Treasurer of the Company, and each of them, to execute and file with the Commission on his behalf any and all statements on Form 3, Form 4 or Form 5 relating to his beneficial ownership of securities of the Company as required by Section 16(a) of the Securities Exchange Act of 1934 and the rules of the Commission promulgated thereunder. This authorization and designation shall be effective for so long as the undersigned remains subject to the provisions of
Section 16 of the Securities Exchange Act of 1934.

Effective as of the 27th day of February, 2006.


/s/Boyd C. Wilson, Jr.
Signature

Printed Name:	Boyd C. Wilson, Jr.